UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 16, 2021
Date of Report (date of earliest event reported)

MOOG Inc.
(Exact name of registrant as specified in its charter)

NY	1-05129		16-0757636
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

400 Jamison Road	East Aurora,	New York	14052-0018
(Address of Principal Executive Offices)			(Zip Code)
(716) 652-2000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MOG.A	New York Stock Exchange
Class B common stock	MOG.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) The Board of Directors has elected Patrick Roche, age 58, to the position of Executive Vice President and Chief Operating Officer effective December 1, 2021. Mr. Roche will report directly to John Scannell, Chief Executive Officer. Prior to the current appointment, Mr. Roche served as Vice President and President of Moog’s Industrial Group since 2012. Mr. Roche has held various engineering and management positions of increasing responsibility since first joining Moog in 2000.

In addition, the Board of Directors has elected Stuart Mclachlan, age 50, to the position of Vice President and President, Industrial Group effective December 1, 2021, replacing Mr. Roche. Mr. Mclachlan, who in his new position will report to Mr. Roche, has served as Group Vice President and Chief Business Officer in Moog’s Aircraft Group since 2019. Prior to that, he served as Group Vice President - Aircraft Control Components and other general and engineering management positions in Moog’s Aircraft Group since joining the Company in 2009.

With this election, Mr. Mclachlan is deemed to be an executive officer and eligible to participate in the compensation plans, benefits, and perquisites described in the Company’s Proxy Statement dated December 28, 2020, for the February 9, 2021, Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated:	November 16, 2021	By:	/s/ Michael J. Swope
		Name:	Michael J. Swope
Controller